                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                          EPOHC PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           EPOCH PHARMACEUTICALS, INC.

                         12277 134TH COURT NE, SUITE 110
                            REDMOND, WASHINGTON 98052


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 17, 2000

TO THE STOCKHOLDERS OF EPOCH PHARMACEUTICALS, INC.

         The 2000 Annual Meeting of Stockholders of Epoch Pharmaceuticals, Inc. (the "Company"), will be held at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004 on August 17, 2000, at 2:00 p.m., for the following purposes as more fully described in the accompanying Proxy Statement:

         (1) To elect the following seven nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                    Frederick B. Craves, Ph.D.     Richard L. Dunning
                    William G. Gerber, M.D.        Herbert L. Heynecker, Ph.D.
                    Kenneth L. Melmon, M.D.        Riccardo Pigliucci
                    Sanford S. Zweifach

         (2) To approve an amendment to the Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan--1993 to increase the number of shares subject thereto by 1,000,000 to a total of 1,500,000;

         (3) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company from Epoch Pharmaceuticals, Inc. to Epoch Biosciences, Inc.;

         (4) To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

         (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on July 17, 2000 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                      By Order of the Board of Directors


                                      William G. Gerber, M.D.
                                      Chief Executive Officer

Redmond, Washington
July _____, 2000

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                           EPOCH PHARMACEUTICALS, INC.

                         12277 134TH COURT NE, SUITE 110
                            REDMOND, WASHINGTON 98052

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Epoch Pharmaceuticals, Inc. a Delaware corporation (the "Company"), for use at its 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held on August 17, 2000, at 2:00 p.m., at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about July 20, 2000. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

         Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Epoch Pharmaceuticals, Inc., 12277 134th Court NE, Suite 110, Redmond, Washington 98052, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the amendment to the Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan to increase the number of shares subject thereto, "FOR" the amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Epoch Biosciences, Inc. and "FOR" the ratification of KPMG LLP as the Company's independent auditors.

                                VOTING SECURITIES

         The shares of Common Stock, $.01 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on July 17, 2000 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were _____ shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $.01 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 and 4 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. Proposal 3 requires for approval the affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

         This Proxy Statement contains four proposals requiring stockholder action. Proposal No. 1 requests the election of seven directors to the Company's Board. Proposal No. 2 requests that the stockholders approve an amendment to the Company's Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan -- 1993 to increase the number of shares reserved for issuance thereunder by 1,000,000 shares. Proposal No. 3 requests that the stockholders approve an amendment to the Company's Amended and Restated Certificate of Incorporation which would, if approved, change the name of the Company from Epoch Pharmaceuticals, Inc. to Epoch Biosciences, Inc. Proposal No. 4 requests ratification of the Company's independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

The Company's Bylaws, as amended, authorize a total of nine (9) directors. Currently, there are seven members of the Board of Directors. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the Annual Meeting. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

The names and certain information concerning the seven nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted "FOR" the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors.

DIRECTORS

         All members of the Company's Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

         The director nominees of the Company are as follows:

         NAME                               AGE      POSITION
         ----                               ---      --------
         Frederick B. Craves, Ph.D.         54       Chairman of the Board of Directors
         Richard L. Dunning                 54       Director
         William G. Gerber, M.D.            53       Chief Executive Officer and Director
         Herbert L. Heynecker, Ph.D.        56       Director
         Kenneth L. Melmon, M.D.            65       Director
         Riccardo Pigliucci                 53       Director
         Sanford S. Zweifach                44       President, Chief Financial Officer, Secretary and Director

         Dr. Craves joined Epoch as Chairman of the board of directors in July 1993 and became Chief Executive Officer in April 1994. In September 1999, Dr. Craves turned over the duties of Chief Executive Officer to Dr.

Gerber, who joined Epoch in September 1999. Dr. Craves will continue as the Chairman of the board of directors. Since January 1997, Dr. Craves has been Chairman of Bay City Capital, a merchant bank specializing in life sciences. From January 1994 until January 1997, Dr. Craves was a principal of the consulting firm, Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G., and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to June 1990, was Chairman, Chief Executive Officer and President of Codon, a biotechnology company. Following Codon's acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. From 1981 to 1983, Dr. Craves was also a co-founder and director of Creative BioMolecules. From 1979 to 1981, he was a sales and marketing representative for Millipore Corporation. Dr. Craves received his Ph.D. in Pharmacology and Experimental Toxicology from the University of California, San Francisco. Dr. Craves is also Chairman of the board of directors of NeoRx Corporation and a director of Incyte Pharmaceuticals, Inc, EOS and Medarex, Inc.

         Mr. Dunning has been a Director of Epoch since October 1996. Since April 1996, Mr. Dunning has served as the President and Chief Executive Officer of Nexell Pharmaceuticals, Inc., and was elected to the board of directors of Nexell in May 1999. From 1991 to 1996, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the Dupont Merck Pharmaceutical Company. Mr. Dunning also serves as a director of Endorex Corp.

         Dr. Gerber has served as Chief Executive Officer of Epoch Pharmaceuticals, Inc. since September 1999. From April 1998 until July 1999, Dr. Gerber served as President and Chief Executive Officer of diaDexus LLC, a joint venture established by Incyte Pharmaceuticals and SmithKline Beecham to apply genomic information and technologies to the discovery of novel diagnostic products. Dr. Gerber served as Vice President and Chief Operating Officer of Onyx Pharmaceuticals, a biotechnology firm involved in the discovery of novel cancer therapeutics from June 1995 until April 1998 and as President of Chiron Diagnostics from December 1991 until June 1995. Previously, he was Senior Vice President and General Manager of the PCR Division with Cetus Corporation. Dr. Gerber also has medical practice and managerial experience in emergency medicine and founded an urgent care center management company. He served on and was President of the board of Medical Quality Assurance, State of California. He received his M.D. and B.S. from the University of California, San Francisco Medical Center after attending Dartmouth College. Dr. Gerber is also on the board of directors of Sangamo BioSciences, Inc.

         Dr. Heyneker is the Chief Technology Officer and a founder of EOS Biotechnology, Inc., a company focused on drug target discovery, where he has been since its inception in 1997. Prior to joining EOS, Dr. Heyneker was involved with Array Technologies, Inc., a company devoted to the development of oligonucleotide and cDNA arrays, which he co-founded in 1996. From 1994 to 1996, Dr. Heyneker served as Chairman of the board of ProtoGene Laboratories, Inc. which he co-founded. Dr. Heyneker was also a founder and Chief Executive Officer of GlycoGen, Inc., which later merged with Cytel Corporation. Dr. Heyneker became the first Vice President of Research of Genecor International, Inc., a joint venture between Genetech and Corning, after joining Genetech as a senior scientist in 1978. He is a Director of IntroGene, B.V., Chairman of the scientific advisory board of Pharming, B.V., and as advisor for Genencor and Energy Biosystems Corp. Dr. Heyneker received his undergraduate degree and Ph.D. from the University of Leiden, The Netherlands.

         Dr. Melmon has been a Director of Epoch since November 1991. Dr. Melmon is Professor of Medicine at Stanford University School of Medicine, where he joined the faculty in 1978. He was previously on the faculty at the University of California, San Francisco, specializing in clinical pharmacology. He is a member of the Institute of Medicine-National Academy of Sciences, and a past president of the American Federation for Clinical Research and the American Association of Clinical Investigation. He holds an M.D. from the University of California Medical Center. He is also on the board of directors of Vysis.

         Mr. Pigliucci became a director of Epoch in February 2000. Mr. Pigliucci is Chairman and Chief Executive Officer of Discovery Partners International, a San Diego, California based corporation providing platforms, services, and information to augment the internal drug discovery efforts of pharmaceutical and biopharmaceutical companies. Before joining Discovery Partners, Mr. Pigliucci was Chief Executive Officer of Life Sciences International PLC from 1996 to 1997, a global supplier of scientific equipment and consumables to research, clinical and industrial markets based in London, England. Prior to that, during a 23-year career at the

Perkin-Elmer Corporation, he held numerous management positions including President and Chief Operating Officer. Mr. Pigliucci received his degree in Chemistry in Milan, Italy and is a graduate of the Management Program of Northeastern University, Boston, Massachusetts. Mr. Pigliucci is director of Biosphere Medical and Dionex Corporation and a trustee of The Worcester Foundation for Biomedical Research.

         Mr. Zweifach joined Epoch in January 1995 as President and Chief Financial Officer. From July 1994 to September 1994, and since September 1996, Mr. Zweifach also served as a director of Epoch. Mr. Zweifach has served as the Chief Financial Officer since 1997, and as the Managing Director since January of 1999 of Bay City Capital. Mr. Zweifach previously served as a Managing Director of The Olmsted Group, L.L.C., a merchant-banking firm since January 1995. Mr. Zweifach was a Managing Director of D. Blech & Co. from 1991 to September 1994, and prior to 1991, he was a Vice President of J.S. Frelinghuysen & Co., Inc., a risk capital and merchant banking firm. He is a Certified Public Accountant and holds an M.S. in Human Physiology from the University of California, Davis.

BOARD MEETINGS AND ATTENDANCE

         The Board of Directors of the Company held one meeting during the fiscal year ended December 31, 1999, which was attended by all incumbent Directors except Dr. Melmon who was unavailable and Mr. Pigliucci who did not become a member of the Board until February 2000. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of three directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Richard L. Dunning, Herbert L. Heyneker, Ph.D. and Riccardo Pigliucci. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee was recently formed in the year 2000 and has not held its first meeting.

         The Compensation Committee is comprised of two directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are Frederick B. Craves, Ph.D. and William G. Gerber, M.D. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee was recently formed in the year 2000 and has not held its first meeting.

         The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth compensation earned during the years ended December 31, 1997, 1998 and 1999 by the Company's Chief Executive Officer and the two other executive officers whose total salary and bonus during 1999 exceeded $100,000 (collectively, the "Named Executive Officers"). Fred Craves served as Epoch's Chief Executive Officer until September 1999, at which time Dr. Gerber joined Epoch and assumed those duties.

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                                                                                 Compensation
                                                                                                    Awards
                                                  Annual Compensation                            ------------
                                     ---------------------------------------------------------     Securities
                                                                                  Other Annual     Underlying        All Other
Name and Principal Position          Year           Salary           Bonus        Compensation      Options        Compensation
---------------------------          ----          --------          -----        ------------   ------------      ------------
Fred Craves                          1999          $100,000          $  --          $   --          $     --          $   --
   Chairman of the Board of          1998          $100,000             --              --                --              --
   Directors                         1997          $100,000             --              --                --              --

William G. Gerber                    1999            78,688             --              --           100,000              --
   Chief Executive Officer

Sanford S. Zweifach                  1999           135,000             --              --                --              --
   President and                     1998           135,000             --              --                --              --
   Chief Financial Officer           1997           140,625             --              --                --              --

OPTION MATTERS

         The following table sets forth the options granted to those persons listed in the summary compensation table above. Options granted have a term of 10 years, and are subject to earlier termination in some situations related to termination of employment.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                Number of Securities      % of Total Options Granted   Exercise Price    Expiration
NAME                         Underlying Options Granted   to Employees in Fiscal Year     ($/Share)         Date
----                         --------------------------   ---------------------------  --------------    ----------
William G. Gerber                      100,000                       14.3%                  $1.87         9/8/2009

         Dr. Gerber was granted options to purchase 100,000 shares of common stock in September 1999 when he accepted the position of Chief Executive Officer. The shares vest monthly over 12 months and have an exercise price of $1.87.

         Dr. Gerber was granted options to purchase 100,000 shares of common stock in May 2000. The shares vest monthly over 24 months and have an exercise price of $7.25.

         The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1999. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any of the existing stock options and the fiscal year end price of our common stock at $3.25 per share.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                             Number of securities         Value of unexercised
                                                            underlying unexercised            in-the-money
                                                             options/warrants/SARs       options/warrants/SARs
                                                              at fiscal year-end           at fiscal year-end
                                                            ----------------------       ---------------------
                          Shares acquired      Value              Exercisable/               Exercisable/
Name                        on exercise      realized             Unexercisable              Unexercisable
----                      ---------------    --------       ----------------------       ---------------------
Fred Craves                   160,741        $ 246,482          616,666 / 0                $ 458,332 / 0

William G. Gerber                  --               --           33,333 / 66,667           $  43,666 / 87,334

Sanford S. Zweifach                --               --          101,250 / 0                $ 278,438 / 0

         Dr. Craves exercised 160,741 warrants in December 1999 at a total price of $75,000.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         In July 1993, Epoch entered into a one-year consulting agreement with Dr. Craves. The agreement has been extended for successive one year periods and the agreement is currently in effect through February 28, 2001 at a rate of $7,500 per month.

         In January 1995, Epoch entered into a consulting agreement with Mr. Zweifach. The agreement has been extended for successive one year periods and the agreement is currently in effect through February 28, 2001 at a rate of $7,500 per month.

         Dr. Melmon also serves as a consultant to Epoch and as a member of our Scientific Advisory Board and receives compensation in those capacities.

         In September 1999, Epoch entered into an employment agreement with Dr. Gerber. The agreement is for an eighteen month period and is currently in effect through March 2001 at a rate of $250,000 per year. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to 40% of his base compensation based on the achievement of performance goals as established by the Board of Directors.

DIRECTORS' FEES

         Epoch pays all non-employee directors a fee of $1,000 for each board of directors meeting attended in person. In July 1993, we adopted a Non-Employee Directors Option Plan pursuant to which each non-employee director (except Dr. Craves) was granted a fully-vested 10-year option to purchase 10,000 shares of common stock at an exercise price of $4.00 per share. In addition, upon each anniversary of the inception of the Directors Plan each non-employee director receives a fully-vested 10-year option to purchase 5,000 shares of common stock at the then current fair market value. Non-employee directors who join the board of directors will receive, upon each anniversary of joining the board of directors, a fully-vested 10-year option to purchase 5,000 shares of common stock at the then current fair market value.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1999.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of June 28, 2000 about the beneficial ownership of Epoch's common stock by each stockholder known by us to be the beneficial owner of more than 5% of Epoch's common stock, as well as each director, each of the executive officers named in the summary compensation table, and all executive officers and directors as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock.

                                           NUMBER OF SHARES
                                       BENEFICIALLY OWNED, SUBJECT
                                         TO WARRANTS OR OPTIONS
                                       EXERCISABLE WITHIN 60 DAYS       NUMBER OF SHARES         PERCENTAGE OF
NAME AND ADDRESS                           OF JUNE 28, 2000            BENEFICIALLY OWNED     OUTSTANDING SHARES
----------------                       ---------------------------     ------------------     ------------------
Grace Brothers Ltd.                                    --                    5,332,693              21.5%
     1560 Sherman Avenue
     Evanston, Illinois  60201

Fred Craves, Ph.D.(1)                             700,000                    3,868,241              15.1%

Bay City Capital, LLC(2)                               --                    2,880,000              11.6%
     750 Battery Street, Suite 600
     San Francisco, CA  94111

Richard L. Dunning(3)                              15,000                      472,143               1.9%

Nexell Therapeutics, Inc.                              --                      457,143               1.8%
     9 Parker
     Irvine CA 92618

Sanford S. Zweifach(4)                            101,250                      126,250                *

William G. Gerber, M.D.                           104,168                      104,168                *

Kenneth L. Melmon, M.D.                            85,999                       85,999                *

Herbert L. Heyneker, Ph.D.                             --                          602                *

All executive officers and directors            1,006,417                    1,320,260               5.1%
     as a group (6 persons)(5)

----------

*    Less than one percent

(1) Includes warrants to purchase 83,334 shares which are held by Burrill & Craves, of which Fred Craves is a general partner. Also includes 2,880,000 shares which are held by Bay City Capital, LLC. See footnote (2). Fred Craves disclaims beneficial ownership of the Bay City Capital shares except to the extent of his pecuniary interest in Bay City Capital, LLC.

(2) Represents 2,880,000 shares held by Bay City Capital Fund I, L.P. Bay City Capital, LLC, the general partner of Bay City Capital Fund I, L.P., is a merchant banking partnership formed by The Craves Group and The Pritzker Family business interest. Fred Craves, Ph.D., the chairman of Epoch, is the majority owner and controlling person of The Craves Group. By virtue of their status as members of Bay City Capital, LLC, each of The Craves Group and The Pritzer Family may be deemed the beneficial owner of all of the shares held of record by Bay City Fund I, L.P. (the "Bay City Shares"). By virtue of his status as the majority owner and controlling person of The Craves Group, Fred Craves may also be deemed a beneficial owner of the Bay City Shares. Each of The Craves Group, The Pritzker Family and Fred Craves disclaims beneficial ownership of any Bay City Shares except to the extent, if any, of their actual pecuniary interest in those shares.

(3) Includes 457,143 shares of common stock which are held by Nexell Therapeutics, Inc., of which Richard L. Dunning is the Chairman and CEO. Richard L. Dunning disclaims beneficial ownership of these shares of common stock except to the extent of his pecuniary interest in Nexell Therapeutics, Inc.

(4) Includes 15,000 warrants with a strike price of $.50 were exercised on January 18, 2000.

(5) Includes directors' and executive officers' shares listed above. Excludes 2,880,000 warrants and the shares underlying these warrants held by Bay City Capital LLC. Excludes 457,143 shares of common stock held by Nexell Therapeutics, Inc.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1999, the Company's Board of Directors established the levels of compensation for the Company's executive officers, provided, however, Dr. Craves, Dr. Gerber and Mr. Zweifach have consulting or employment agreements with the Company and their compensation is determined in accordance with the terms and conditions of such agreements.

CERTAIN TRANSACTIONS

         In November 1999, Epoch concluded $7 million of private equity financing. Bay City Capital LLC, ("Bay City Capital"), San Francisco, California, participated in the financing by paying $1 million in cash and converting their $3 million note to equity.

         Bay City Capital, which manages BCC Fund I, is a merchant banking partnership that was formed by The Craves Group and The Pritzker Family business interests. The founding partner of The Craves Group, Fred Craves, Ph.D., is the Chairman of Epoch. Sanford S. Zweifach, Epoch's President and Chief Financial Officer, is also a Managing Director and Chief Financial Officer of Bay City Capital.


                                  PROPOSAL TWO

                AMENDMENT TO THE 1993 PLAN TO INCREASE THE TOTAL
                      NUMBER OF SHARES ISSUABLE THEREUNDER

INTRODUCTION

         The Board of Directors adopted and the stockholders of the Company originally approved the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan--1993 (the "1993 Plan") in 1993. The Board of Directors amended the 1993 Plan on December 20, 1999 to increase the authorized number of shares of Common Stock issuable thereunder by 1,000,000 shares and to reserve the additional shares for issuance under the 1993 Plan, bringing the total number of shares of Common Stock subject to the 1993 Plan to 1,500,000.

         The Company also has an Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan--1991 (the "1991 Plan") which was implemented in 1991. Under the 1991 Plan, 1,436,470 shares of the Company's Common Stock were authorized to be issued as incentives.

         At June 28, 2000 the shares granted under these plans exceeded the number reserved for grants by 200,127 shares, therefore those grants in excess of the authorized amount are subject to stockholder approval at the next annual meeting.

         Approval of the amendments to the 1993 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted "FOR" the amendment of the 1993 Plan to add 1,000,000 shares of Common Stock to the pool of shares reserved for issuance thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1993 PLAN.

         The principal features of the 1993 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1993 Plan itself. Copies of the 1993 Plan can be obtained by writing to the Secretary, Epoch Pharmaceuticals, Inc., 12277 134th Court NE, Suite 110, Redmond, Washington 98052.

1993 PLAN TERMS

         The 1993 Plan provides for the grant by the Company of options and/or rights to purchase up to an aggregate of 500,000 shares of Common Stock of the Company to its officers, directors, key employees, consultants and other business persons having important business relationships with the Company, or any parent or subsidiary corporation of the Company. As of July 17, 2000, approximately one (1) executive officer and director of the Company and approximately twenty five (25) other employees were eligible to participate. The purpose of the 1993 Plan is to enable the Company to attract and retain persons of ability as employees, officers, directors and consultants and to motivate such persons by providing them with an equity participation in the Company. The Company does not expect to grant directors options in excess of those granted under the Company's Directors' Plan, but reserves the right to grant such options if necessary to attract or retain qualified directors. The 1993 Plan expires July 27, 2003 unless terminated earlier by the Board of Directors.

         The 1993 Plan provides that it is to be administered by the Board of Directors or a committee appointed by the Board. Presently, the Company's Board of Directors serves as the "Administrator" for the 1993 Plan. The Administrator has broad discretion to determine the persons entitled to receive options and/or rights to purchase under the 1993 Plan, the terms and conditions on which options and/or rights to purchase are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the 1993 Plan. Such consideration may generally consist of cash or shares of Common Stock of the Company or, in the case of rights to purchase, a promissory note.

         Options granted under the 1993 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or "nonqualified stock options," as determined by the Administrator. Options may be granted under the 1993 Plan for terms of up to ten (10) years. The exercise price of incentive stock options must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant. The exercise price of nonqualified stock options must be at least equal to 85% of the fair market value of the Common Stock of the Company as of the date of grant. No optionee may be granted incentive stock options under the 1993 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. Options granted under the 1993 Plan to officers, employees, directors, or consultants of the Company may be exercised only while the optionee is employed or retained by the Company or within three months after termination for any reason (except death or disability, in which case the options may be exercised within one year by the optionee or the optionee's estate), with the exact date of expiration to be determined by the Administrator.

         Upon the occurrence of a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the Company's assets and certain other similar events (a "Change-of-Control Event"), the 1993 Plan provides that the 1993 Plan itself and all outstanding options shall terminate unless provision is made in writing for the continuance of the 1993 Plan and for the assumption of outstanding options and rights to purchase previously granted. If provision for the assumption of outstanding options and rights to purchase is not made in connection with a Change-of-Control Event, then notice shall be provided to all participants and all outstanding options and rights to purchase shall be accelerated. In the event that the outstanding shares of Common Stock while the 1993 Plan is in effect are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or of another change in the corporate structure of the Company, appropriate adjustments will be made by the Board of Directors to the aggregate number and kind of shares subject to the 1993 Plan and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and rights to purchase in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or rights to purchase.

         Payment for shares upon exercise of an option or upon issuance of restricted stock must be made in full at the time of exercise, or issuance with respect to restricted stock. The form of consideration payable upon exercise of an option or purchase of restricted stock shall, at the discretion of the Administrator, be (i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase, (iii) by the issuance of a promissory note acceptable to the Administrator; or (iv) pursuant to other methods described in the 1993 Plan.

         As of June 28, 2000, options to purchase an aggregate of 1,694,916 shares of Common Stock (net of canceled options) have been granted under the 1991 and 1993 Plans to the following persons or groups: (i) consultants, 55,000 shares; (ii) all current executive officers and directors (as a group), 695,000 shares; and (iii) all other employees who are not executive officers (as a group), 944,916 shares.

FEDERAL TAX CONSEQUENCES

         The following is a brief summary of the tax effects under the Code that may accrue to participants in the 1993 Plan.

         INCENTIVE STOCK OPTIONS. No taxable income will be recognized by an optionee under the 1993 Plan upon either the grant or the exercise of an incentive stock option provided the optionee holds the stock for at least two years after the grant of the options and one year after the exercise of the option. If an incentive stock option is exercised more than three months after termination of employment, or one year in the case of death or disability, it will be treated as the exercise of a nonqualified stock option as described below. The Company receives no tax deduction from the exercise of incentive stock options granted unless the optionee fails to meet the holding period requirements set forth above. If the holding period requirements set forth above are met, any gain or loss as a result of a sale or other disposition of shares acquired upon the exercise of an incentive stock option will be treated as a capital gain or loss, respectively.

         NONQUALIFIED STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

         RESTRICTED STOCK. The receipt of restricted stock will not result in a taxable event until the applicable period(s) of restriction lapse, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of grant. If a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of grant over the amount paid for such shares. If no amount is paid for such shares, the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of the grant. Even if the amount paid and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. If no Section 83(b) election is made, a taxable event will occur on each date the participant's ownership rights vest (i.e., when the period(s) of restriction lapse) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.

                                 PROPOSAL THREE

                         APPROVAL OF AMENDMENT TO EFFECT
                           A CORPORATE NAME CHANGE TO
                             EPOCH BIOSCIENCES, INC.

         The Company is asking stockholders to vote on a proposal to amend and restate the Company's Amended and Restated Certificate of Incorporation in order to change the name of the Company from Epoch Pharmaceuticals, Inc. to Epoch Biosciences, Inc.

         The Company desires to change the name of the Company because management believes the name Epoch Biosciences, Inc. more adequately reflects the Company's business operations. The Company's focus previously was on developing a therapeutic gene modification program. With the recognition that the technologies could be adapted to the developing fields of molecular diagnostics and genomics, including genetic analysis, the Company has shifted its focus away from gene therapy. With the Company's new broader focus on diagnostics, the Company feels the Biosciences name is more descriptive of the Company. The Company began doing business as Epoch Biosciences on April 28, 2000, and the Company desires to change the corporate name to Epoch Biosciences, Inc.

         Accordingly, the Board of Directors recommends adoption by the stockholders of the following amended Article I of the Amended and Restated Certificate of Incorporation:

                                "ARTICLE 1. NAME

         FIRST: The name of the corporation is Epoch Biosciences, Inc."

         Approval of the amendment to the Amended and Restated Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock outstanding as of the Record Date. Proxies solicited by management for which no specific direction is included will be voted "FOR" the amendment of the Amended and Restated Certificate of Incorporation to change the Company name to Epoch Biosciences, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND ARTICLE I OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY NAME TO EPOCH BIOSCIENCES, INC.


                                  PROPOSAL FOUR

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         The affirmative vote of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholder and titled to vote thereat will be required to approve this proposal.

         KPMG LLP has audited the Company's financial statements annually since its fiscal year ended December 31, 1992. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSALS

         Any stockholder desiring to submit a proposal for action at the Company's 2001 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than April 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2000 Annual Meeting of Stockholders, if the Company was not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by June 15, 2000, the Company will be allowed to use its voting authority as outlined.

                                  OTHER MATTERS

         Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                         By Order of the Board of Directors




July __, 2000                            William G. Gerber, M.D.
                                         Chief Executive Officer

         Copies of the Company's Annual Report on form 10-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 1999 are being mailed concurrently with this Proxy Statement to all stockholders of record as of July 17, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY                     EPOCH PHARMACEUTICALS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
              ANNUAL MEETING OF THE STOCKHOLDERS - AUGUST 17, 2000


         The undersigned hereby nominates, constitutes and appoints Frederick B. Craves, Ph.D. and Sanford S. Zweifach, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EPOCH PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Bellevue, 900 Bellevue Way NE, Bellevue, Washington 98004 on August 17, 2000, at 2:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

            THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

1.   ELECTION OF DIRECTORS

     [ ]  FOR                                    [ ]  WITHHOLD AUTHORITY
          all nominees listed below (except           to vote for all nominees
          as marked to the contrary below)            listed below

  Election of the following nominees as directors: Frederick B. Craves, Ph.D.,
   Richard L. Dunning, William G. Gerber, M.D., Herbert L. Heynecker, Ph.D.,
      Kenneth L. Melmon, M.D., Riccardo Pigliucci and Sanford S. Zweifach

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

    ----------------------------------------------------------------------------

2. AMENDMENT TO THE INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN--1993 TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO BY 1,000,000 TO A TOTAL OF 1,500,000:

              [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN

3. AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM EPOCH PHARMACEUTICALS, INC. TO EPOCH BIOSCIENCES, INC.

              [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN


4.   RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS:

              [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN

5. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE AMENDMENT TO THE COMPANY'S INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN - 1993 TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO, "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO EPOCH BIOSCIENCES, INC. AND "FOR" RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.



                                        Date ____________________, 2000




                                        ________________________________________
                                              (Signature of stockholder)

                                        Please sign your name exactly as it
                                        appears hereon. Executors,
                                        administrators, guardians, officers of
                                        corporations and others signing in a
                                        fiduciary capacity should state their
                                        full titles as such.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.